Exhibit 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-167290, 333-139063 and 333-41352) of Raven Industries, Inc. of our reports dated March 30, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 30, 2012